UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Cedar Shopping Centers, Inc.(the “Company”) entered into amendments to the employment agreements with various executive officers, including certain named executive officers.  These amendments extended the terms of employment of such named executive officers as follows:

Executive Officer	Expiration of Employment Term

Nancy H. Mozzachio	October 31, 2012
Thomas B. Richey	October 31, 2012
Brenda J. Walker	October 31, 2012

As a condition to extending the term of employment, all the officers of the Company agreed to the deletion of all provisions contained in their employment agreements that entitled them to be grossed up, on an after tax basis, for any excise taxes imposed under the Internal Revenue Code of 1986, as amended, on any excess parachute payments they receive in connection with the benefits and payments provided to them upon a change in control.  As the result, the Company has eliminated all such gross up payments with respect to all its officers.  In addition, if  on or prior to October 31, 2012, the Company does not extend the term of employment of an executive for at least an additional year on terms at least equally favorable to the executive, then any restricted shares of common stock of the Company granted to such executive shall immediately vest on October 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2011

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO